Exhibit 10.20

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this Agreement) dated as of May 29, 2018, by and between UNIMIN CORPORATION, a Delaware corporation (Unimin), and SCR-SIBELCO NV, a company incorporated under the laws of Belgium (Sibelco). Unimin and Sibelco are each referred to herein individually as a party and collectively as the parties. Reference is made herein to that certain agreement and plan of merger, dated as of December 11, 2017 (the Merger Agreement) by and among Sibelco, Unimin, Bison Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Unimin, Bison Merger Sub I, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent, and Fairmount Santrol Holdings Inc., a Delaware corporation. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Merger Agreement.

WHEREAS, concurrently with the execution of an intercompany loan note (the Intercompany Loan Note) by and between Unimin and Sibelco pursuant to which Unimin promises to pay $520,377,361.00 to Sibelco, Sibelco and Parent wish to execute this Agreement, pursuant to which Unimin will redeem 208,089 shares of Unimin common stock in exchange for the Intercompany Loan Note.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

Section 1.     Definitions. As used in this Agreement, the terms set out below shall have the following meanings:

(a)	Closing shall mean the consummation of the Redemption.

(b)	Person shall mean any individual, corporation, firm, partnership, joint venture or other entity.

(c)	Redemption shall mean the redemption of the Unimin Shares acquired by Unimin from Sibelco, as contemplated by Section 2 of this Agreement.

(d)	Unimin Shares shall mean two hundred thousand, eight thousand and eighty-nine (208,089) shares of common stock of Unimin, par value $1.00 per share, owned by Sibelco.

Section 2.     Redemption. Unimin hereby agrees to redeem the Unimin Shares owned by Sibelco and, in consideration therefor, Sibelco hereby agrees to assign, transfer and convey the Unimin Shares to Unimin by duly executing and delivering to Unimin a stock power substantially in the form attached hereto as Exhibit A.

Section 3.     Consideration. In consideration of the Redemption, Unimin hereby agrees to execute the Intercompany Loan Note concurrently herewith and pay $520,377,361.00 to Sibelco in accordance with the terms set forth in the Intercompany Loan Note.

Section 4.     Representations and Warranties. Each party represents and warrants to the other parties that it has all requisite corporate or equivalent power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The parties acknowledge and agree that this Agreement is made without any other representation or warranty.

Section 5.     Closing.     The Closing will be deemed to take place at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, NY 10022, immediately following execution of this Agreement, at which time the parties hereto shall make all the deliveries contemplated in this Agreement.

Section 6.     Further Assurances. The parties hereby covenant, at any time and from time to time after delivery of this instrument, at the other party’s request and without further consideration, to execute and deliver, or cause to be executed and delivered, all such further documents and instruments, and to take all such further actions as shall be necessary to carry out the intent of this Agreement.

Section 7.     No Third-Party Beneficiaries. There are not any intended third-party beneficiaries of any provision of the Agreement.

Section 8.     Amendments; No Waivers.

(a)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)	No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either party without the prior written consent of the other party. Any purported assignment without such consent shall be void. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 10.     Governing Law. This Agreement shall governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of the conflicts of laws thereof: provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

Section 11.     Captions. The captions herein are included for convenience of reference only and shall be ignored as in the construction or interpretation hereof.

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Section 12.     Severability.    If any term, provision, covenant, restriction or other condition of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other terms, provisions, covenants, restrictions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

Section 13.     Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 14.     Enforcement; Expenses of Litigation.

(a)	Each party hereby consents to the exclusive jurisdiction of any Delaware State or United States Federal court sitting within the State of Delaware with respect to disputes arising out of this Agreement.

(b)	Upon final and non-appealable judgment by a court of competent jurisdiction with respect to any disputes arising out of this Agreement, the party against which judgment has been entered shall reimburse the prevailing party for all reasonable fees and expenses incurred in connection with the defense or prosecution, as the case may be, of such dispute.

Section 15.     WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.     Entire Agreement.     This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 17.     Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their authorized officer as of the date first above written.

UNIMIN CORPORATION

By:	/s/ Campbell Jones
Name:	Campbell Jones
Title:	President and Chief Executive Officer

SCR-SIBELCO NV

By:	/s/ Kurt Decat
Name:	Kurt Decat
Title:	Member of Executive Committee

SCR-SIBELCO NV

By:	/s/ Laurence Boens
Name:	Laurence Boens
Title:	Member of Executive Committee

Signature Page to Cash Redemption Agreement

EXHIBIT A

Stock Power

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STOCK POWER

FOR VALUE RECEIVED, SCR-Sibelco NV hereby sells, assigns and transfers unto Unimin Corporation 208,089 shares of the common stock, par value $1.00 (the Shares) of Unimin Corporation, a Delaware corporation (the Corporation), standing in its name on the books of the Corporation, and does hereby irrevocably constitute and appoint Freshfields Bruckhaus Deringer US LLP attorney to transfer the said Shares on the books of the Corporation maintained for that purpose, with full power of substitution in the premises.

Dated: May 29, 2018

By:	/s/ Kurt Decat
Name:	Kurt Decat
Title:	Member of Executive Committee

By:	/s/ Laurence Boens
Name:	Laurence Boens
Title:	Member of Executive Committee

Cash Redemption Stock Power